UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2011

NOBLE MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150483	20-0587718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4751 Wilshire Boulevard, 3rd Floor, Los Angeles, CA	\90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 601-2500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 21, 2011, Noble Medical Technologies, Inc. (the "Company") entered into a Management Agreement (“Management Agreement”) with Trinad Management, LLC (“Trinad”).  Pursuant to the Management Agreement, Trinad has agreed to provide certain management services to the Company for a period of three (3) years, including without limitation the sourcing, structuring and negotiation of a potential business combination transaction involving the Company.  Under the  Management Agreement the Company will compensate Trinad for its services with (i) a fee equal to $2,080,000, with  $90,000 payable in advance of each  consecutive three-month period during the term of the Agreement and  with $1,000,000 due at the end of the 3 year term the Management Agreement unless the Management Agreement  is otherwise  terminated earlier in accordance with its terms , and (ii) issuance of a Warrant to purchase 2,000,000 shares of the Company common stock at an exercise price of $0.10 per share (“Warrant”).  The Warrant may be exercised in whole or in part by Trinad at any time for a period of ten (10) years.  The Management Agreement and the Warrant are attached as exhibits to this report and incorporated herein by reference.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

On March 21, 2011, Noble Medical Technologies, Inc. (the "Company") entered into a Management Agreement (“Management Agreement”) with Trinad Management, LLC (“Trinad”) pursuant to which the Company has agreed to issue Trinad a Warrant to purchase 2,000,000 shares of the Company common stock at an exercise price of $0.10 per share (“Warrant”).  The Warrant may be exercised in whole or in part by Trinad at any time for a period of ten (10) years.  The Warrant was issued without registration under the Securities Act of 1933, as amended, ("1933 Act") pursuant to the exemption from registration afforded by Section 4(2) of the 1933 Act.  No selling commission or placement agent fees were paid by the Company in connection with the transaction.

ITEM 9.01           FINANCIAL STATEMENT AND EXHIBITS.

(D)           Exhibits.

10.1	Management Agreement, dated March 21, 2011
10.2	Form of Warrant, dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE MEDICAL TECHNOLOGIES, INC.

DATED: March 21, 2011	By:	/s/ Tatiana Walker
Tatiana Walker
Secretary

 INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Management Agreement, dated March 21, 2011

10.2	Form of Warrant, dated March 21, 2011